Exhibit 99.1

FOR IMMEDIATE RELEASE

Logan Ridge Finance Corporation Announces

First Quarter 2024 Financial Results

Reports Strong Results with Net Investment Income of $0.35 Per Share, Compared to $0.22 Per Share in the Previous Quarter; Net Asset Value Increased to $33.71 Per Share from $33.34 Per Share in the Previous Quarter

Declared a Distribution of $0.33 Per Share for the Second Quarter of 2024, an Increase of 3% Compared to the First Quarter of 2024; Fifth Consecutive Quarterly Distribution Increase

Continued Repurchasing Shares Under its Share Repurchase Program

NEW YORK, May 8, 2024 – Logan Ridge Finance Corporation (“Logan Ridge”, “Logan”, “LRFC”, “Company”, “we”, “us” or “our”) (Nasdaq: LRFC) announced today its financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Highlights

•	Net Investment Income (“NII”) increased to $0.9 million or $0.35 per share, as of March 31, 2024, from $0.6 million or $0.22 per share as of December 31, 2023.

•	Net asset value increased to $33.71 per share as of March 31, 2024, from $33.34 per share as of December 31, 2023.

•

Made approximately $9.8 million of investments and had approximately $0.9 million in repayments and sales of investments, resulting in net deployment of approximately $8.9 million during the quarter ended March 31, 2024.

•

Repurchased 20,867 of its outstanding shares of common stock during the quarter ended March 31, 2024, for an aggregate cost of approximately $0.5 million under the share repurchase program which resulted in $0.08 per share of NAV accretion.

Subsequent Events

•

On May 7, 2024, the Company’s Board of Directors approved a second quarter distribution of $0.33 per share payable on May 31, 2024, to stockholders of record as of May 21, 2024. This represents an increase of 3% as compared to $0.32 per share distributed for the first quarter of 2024.

Management Commentary

Ted Goldthorpe, Chief Executive Officer and President of LRFC, said, “During the first quarter of 2024, we continued to build upon the record financial results we generated in 2023. The first quarter results are highlighted by quarter-over-quarter increases in net investment income and net asset value of 63% and 1%, respectively. Following the strong earnings we saw in 2023, Logan Ridge is off to solid start in 2024 ending the first quarter with net deployment of $8.9 million and a robust pipeline.

Further, the strength of the Company’s financial position has allowed the Board of Directors to approve a dividend of $0.33 per share for the second quarter of 2024, which represents a 3% increase compared to the $0.32 per share distribution declared for the first quarter of 2024.

Looking forward to the rest of 2024, we remain focused on increasing shareholder returns by leveraging the Company’s strong balance sheet, and the continued diligent deployment of capital by taking advantage of new attractive investment opportunities that we see throughout the market.”

Selected Financial Information

•	Total investment income for the quarter ended March 31, 2024, decreased by $0.3 million, to $5.0 million, compared to $5.3 million for the first quarter of 2023.

•	Total operating expenses for the quarter ended March 31, 2024, decreased by $0.1 million, to $4.1 million, compared to $4.2 million for the first quarter of 2023.

•	Net investment income for the quarter ended March 31, 2024, was $0.9 million, or $0.35 per share, compared to $1.1 million, or $0.40 per share, for the first quarter of 2023.

•	Net asset value as of March 31, 2024, was $90.2 million, or $33.71 per share, compared to $89.2 million, or $33.34 per share, as of December 31, 2023.

•	Cash and cash equivalents as of March 31, 2024, were $8.3 million compared to $3.9 million as of December 31, 2023.

•

The investment portfolio as of March 31, 2024, consisted of investments in 62 portfolio companies with a fair value of approximately $200.1 million. This compares to 60 portfolio companies with a fair value of approximately $189.7 million as of December 31, 2023.

•

Deployment remained strong. During the first quarter, the Company made approximately $9.8 million in investments and $0.9 million in repayments and sales of investments, resulting in net deployment of approximately $8.9 million for the quarter.

•

The debt investment portfolio as of March 31, 2024, represented 80.8% of the fair value of the total portfolio, with a weighted average annualized yield of approximately 11.4% (excluding income from non-accruals and collateralized loan obligations), compared to a debt investment portfolio of approximately 82.0% with a weighted average annualized yield of approximately 11.1% (excluding income from non-accruals and collateralized loan obligations) as of December 31, 2023. As of March 31, 2024, 11.5% of the fair value of the debt investment portfolio was bearing a fixed rate of interest, compared to 13.6% of the fair value of the debt investment portfolio as of December 31, 2023.

•

Non-Accruals: As of March 31, 2024, the Company had debt investments in three portfolio companies on non-accrual status with an amortized cost and fair value of $17.2 million and $10.6 million, respectively, representing 8.3% and 5.3% of the investment portfolio’s amortized cost and fair value, respectively. This compares to debt investments in three portfolio companies on non-accrual status with an aggregate amortized cost and fair value of $17.2 million and $12.8 million, respectively, representing 8.7% and 6.9% of the investment portfolio’s amortized cost and fair value, respectively, at December 31, 2023.

•	Asset coverage ratio as of December 31, 2023 was 176%.

Results of Operations

Our operating results for the quarters ended March 31, 2024 and March 31, 2023 were as follows (dollars in thousands):

	For the Three Months Ended March 31,
	2024	2023
Total investment income	$5,003	$5,256
Total expenses	4,056	4,183

Net investment income	947	1,073
Net realized gain (loss) on investments	287	(1,506)
Net change in unrealized appreciation (depreciation) on investments	675	(217)
Net realized loss on extinguishment of debt	(58)	—

Net increase (decrease) in net assets resulting from operations	$1,851	$(650)

Investment income

The composition of our investment income for the quarters ended March 31, 2024 and March 31, 2023 was as follows (dollars in thousands):

	For the Three Months Ended March 31,
	2024	2023
Interest income	$4,633	$4,768
Payment-in-kind interest	353	464
Dividend income	17	14
Other income	—	10

Total investment income	$5,003	$5,256

Fair Value of Investments

The composition of our investments as of March 31, 2024, and December 31, 2023 at amortized cost and the fair value of investments was as follows (dollars in thousands):

March 31, 2024	Investments at Amortized Cost	Amortized Cost Percentage of Total Portfolio	Investments at Fair Value	Fair Value Percentage of Total Portfolio
First Lien Debt	$137,088	66.5%	$130,377	65.2%
Second Lien Debt	9,155	4.4%	8,308	4.2%
Subordinated Debt	26,573	12.9%	22,910	11.4%
Collateralized Loan Obligations	1,701	0.8%	1,648	0.8%
Joint Venture	386	0.2%	396	0.2%
Equity	31,404	15.2%	36,483	18.2%

Total	$206,307	100.0%	$200,122	100.0%

December 31, 2023	Investments at Amortized Cost	Amortized Cost Percentage of Total Portfolio	Investments at Fair Value	Fair Value Percentage of Total Portfolio
First Lien Debt	$128,537	65.4%	$124,007	65.4%
Second Lien Debt	8,968	4.6%	7,918	4.2%
Subordinated Debt	26,573	13.5%	23,548	12.4%
Collateralized Loan Obligations	1,600	0.8%	1,600	0.8%
Joint Venture	440	0.2%	450	0.2%
Equity	30,400	15.5%	32,135	17.0%

Total	$196,518	100.0%	$189,658	100.0%

Interest Rate Risk

Based on our March 31, 2024 consolidated statements of assets and liabilities, the following table shows the annual impact on net income (excluding the potential related incentive fee impact) of base rate changes in interest rates (considering interest rate floors for variable rate securities) assuming no changes in our investment and borrowing structure (dollars in thousands):

Basis Point Change	Increase (decrease) in interest income	(Increase) decrease in interest expense	Increase (decrease) in net income
Up 300 basis points	$4,495	$(1,610)	$2,885
Up 200 basis points	2,997	(1,073)	1,924
Up 100 basis points	1,498	(537)	961
Down 100 basis points	(1,498)	537	(961)
Down 200 basis points	(2,997)	1,073	(1,924)
Down 300 basis points	$(4,434)	$1,610	$(2,824)

Conference Call and Webcast

We will hold a conference call on Thursday, May 9, 2024, at 10:00 a.m. Eastern Time to discuss the first quarter 2024 financial results. Stockholders, prospective stockholders, and analysts are welcome to listen to the call or attend the webcast.

To access the conference call, please dial (646) 307-1963 approximately 10 minutes prior to the start of the call and use the conference ID 2512637.

A replay of this conference call will be available shortly after the live call through May 16, 2024.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company’s website www.loganridgefinance.com in the Investor Resources section under Events and Presentations. The webcast can also be accessed by clicking the following link: https://edge.media-server.com/mmc/p/jhfbv6fa. The online archive of the webcast will be available on the Company’s website shortly after the call.

About Logan Ridge Finance Corporation

Logan Ridge Finance Corporation (Nasdaq: LRFC) is a business development company that invests primarily in first lien loans and, to a lesser extent, second lien loans and equity securities issued by lower middle-market companies. The Company invests in performing, well-established middle-market businesses that operate across a wide range of industries. It employs fundamental credit analysis, targeting investments in businesses with relatively low levels of cyclicality and operating risk. For more information, visit www.loganridgefinance.com.

About Mount Logan Capital Inc.

Mount Logan Capital Inc. (“MLC”) is an alternative asset management company that is focused on public and private debt securities in the North American market. MLC seeks to source and actively manage loans and other debt-like securities with credit-oriented characteristics. MLC actively sources, evaluates, underwrites, manages, monitors, and primarily invests in loans, debt securities, and other credit-oriented instruments that present attractive risk-adjusted returns and present low risk of principal impairment through the credit cycle.

About BC Partners Advisors L.P. and BC Partners Credit

BC Partners is a leading international investment firm in private equity, private credit and real estate strategies. Established in 1986, BC Partners has played an active role in developing the European buyout market for three decades. Today, BC Partners executives operate across markets as an integrated team through the firm’s offices in North America and Europe. For more information, please visit www.bcpartners.com.

BC Partners Credit was launched in February 2017 and has pursued a strategy focused on identifying attractive credit opportunities in any market environment and across sectors, leveraging the deal sourcing and infrastructure made available from BC Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include those risk factors detailed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC.

Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

For additional information, contact:

Logan Ridge Finance Corporation

650 Madison Avenue, 23rd Floor

New York, NY 10022

Brandon Satoren

Chief Financial Officer

Brandon.Satoren@bcpartners.com

(212) 891-2880

Lena Cati

The Equity Group Inc.

lcati@equityny.com

(212) 836-9611

Val Ferraro

The Equity Group Inc.

vferraro@equityny.com

(212) 836-9633

Logan Ridge Finance Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of March 31, 2024	As of December 31, 2023
	(unaudited)
ASSETS
Investments at fair value:
Non-control/non-affiliate investments (amortized cost of $180,798 and $170,972, respectively)	$167,802	$161,880
Affiliate investments (amortized cost of $25,509 and $25,546, respectively)	32,320	27,778

Total investments at fair value (amortized cost of $206,307 and $196,518, respectively)	200,122	189,658
Cash and cash equivalents	8,335	3,893
Interest and dividend receivable	1,865	1,374
Prepaid expenses	2,013	2,163
Receivable for unsettled trades	167	—
Distribution paid in advance to transfer agent	855	—
Other assets	17	—

Total assets	$213,374	$197,088

LIABILITIES
2026 Notes (net of deferred financing costs and original issue discount of $967 and $1,057, respectively)	$49,033	$48,943
2032 Convertible Notes (net of deferred financing costs and original issue discount of $910 and $999, respectively)	13,090	14,001
KeyBank Credit Facility (net of deferred financing costs of $897 and $982, respectively)	52,018	38,571
Management and incentive fees payable	893	869
Distribution payable	856	—
Interest and financing fees payable	1,441	949
Accounts payable and accrued expenses	1,289	833
Payable for unsettled trades	4,559	3,747

Total liabilities	$123,179	$107,913

Commitments and contingencies
NET ASSETS
Common stock, par value $0.01, 100,000,000 shares of common stock authorized, 2,675,936 and 2,674,698 shares of common stock issued and outstanding, respectively	$27	$27
Capital in excess of par value	188,430	188,405
Total distributable earnings (loss)	(98,262)	(99,257)

Total net assets	$90,195	$89,175

Total liabilities and net assets	$213,374	$197,088

Net asset value per share	$33.71	$33.34

Logan Ridge Finance Corporation

Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2024	2023
INVESTMENT INCOME
Interest income:
Non-control/non-affiliate investments	$4,633	$4,604
Affiliate investments	—	164

Total interest income	4,633	4,768

Payment-in-kind interest and dividend income:
Non-control/non-affiliate investments	336	416 (1)
Affiliate investments	17	48

Total payment-in-kind interest and dividend income	353	464

Dividend income:
Affiliate investments	17	14

Total dividend income	17	14

Other income:
Non-control/non-affiliate investments	—	10

Total other income	—	10

Total investment income	5,003	5,256

EXPENSES
Interest and financing expenses	2,007	2,069
Base management fee	893	930
Directors’ expense	150	135
Administrative service fees	201	257
General and administrative expenses	805	792

Total expenses	4,056	4,183

NET INVESTMENT INCOME	947	1,073

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized gain (loss) on investments:
Non-control/non-affiliate investments	287	(1,506)

Net realized gain (loss) on investments	287	(1,506)

Net change in unrealized appreciation (depreciation) on investments:
Non-control/non-affiliate investments	(3,904)	(1,250)
Affiliate investments	4,579	1,033

Net change in unrealized appreciation (depreciation) on investments	675	(217)

Total net realized and change in unrealized gain (loss) on investments	962	(1,723)

Net realized loss on extinguishment of debt	(58)	—

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$1,851	$(650)

NET INCREASE (DECREASE) IN NET ASSETS PER SHARE RESULTING FROM OPERATIONS – BASIC	$0.69	$(0.24)
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING – BASIC	2,678,342	2,710,990
NET INCREASE (DECREASE) IN NET ASSETS PER SHARE RESULTING FROM OPERATIONS – DILUTED	$0.65	$(0.24)
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING – DILUTED	3,195,740	2,710,990
DISTRIBUTIONS PAID PER SHARE	$0.32	$0.18

(1)	During the three months ended March 31, 2023, the Company received $0.2 million of non-recurring income that was paid-in-kind and included in this financial statement line item.